Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-84116, 33-84118, 33-84120, 33-84122, 33-84124, 333-08837, 333-33231, 333-36071, 333-57488, 333-90104 and 333-116341 of Gateway, Inc. on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of Gateway, Inc. Retirement Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

San Diego, California

June 28, 2004